Exhibit 21.1
SUBSIDIARIES OF CST BRANDS, INC.

Name of Entity	State or Other Jurisdiction of Incorporation or Organization
AUTOTRONIC SYSTEMS, INC.	Delaware
BIG DIAMOND NUMBER 1, LLC (formerly known as Big Diamond Number 1, Inc.)	Texas
BIG DIAMOND, LLC (formerly known as Big Diamond, Inc.)	Texas
CAPITAL SPECIALTY OF TEXAS INSURANCE COMPANY	Texas
CAPL HOLDING, INC.	Delaware
CAPL OPERATIONS I, LLC	Delaware
CROSSAMERICA GP LLC	Delaware
CST ARIZONA, LLC	Delaware
CST ARIZONA STATIONS, INC. (formerly known as Diamond Shamrock Arizona, Inc.)	Delaware
CST ARKANSAS STATIONS, LLC (formerly known as Valero Arkansas Retail LLC)	Arkansas
CST BRANDS FOUNDATION	Texas
CST BRANDS HOLDINGS, INC.	Delaware
CST BRANDS HOLDINGS, LLC	Delaware
CST BRANDS, INC. (formerly known as Corner Store Holdings, Inc.)	Delaware
CST CALIFORNIA STATIONS, INC. (formerly known as Valero California Retail Company)	Delaware
CST CANADA CO. (formerly known as The Corner Store Canada Company)	Nova Scotia
CST CANADA HOLDING INC.	Nova Scotia
CST DIAMOND HOLDINGS LLC (formerly known as VRG Diamond Holdings, LLC)	Texas
CST DIAMOND, L.P. (formerly known as Valero Diamond, L.P.)	Texas
CST FUEL SUPPLY LP	Delaware
CST GP, INC.	Delaware
CST GP, LLC	Delaware
CST LOUISIANA, LLC	Delaware
CST MANAGEMENT, INC.	Delaware
CST MARKETING AND SUPPLY LLC (formerly known as CST Marketing and Supply Company)	Delaware
CST METRO LLC (formerly known as Valero Diamond Metro, Inc.)	Michigan
CST NEW MEXICO, LLC	Delaware
CST REAL ESTATE HOLDINGS, LLC	Delaware
CST SECURITY SERVICES, INC.	Delaware
CST SERVICES CANADA INC. (formerly known as Ultramar Services, Inc.)	Canada
CST SERVICES LLC (formerly known as Valero Retail Holdings, Inc.)	Delaware
CST SHAMROCK STATIONS, INC. (formerly known as Diamond Shamrock Stations, Inc.)	Delaware
CST STATIONS TEXS, LLC	Delaware
CST USA INC.	Delaware
ELR, LLC	Delaware
EMERALD MARKETING, INC.	Texas
N2I ONE, LLC	Delaware
N2I TWO, LLC	Delaware
NATIONAL CONVENIENCE STORES INCORPORATED	Delaware
REAL ESTATE VENTURES, LLC	Texas
SIGMOR BEVERAGE, INC.	Texas
SIGMOR COMPANY, LLC (formerly known as Sigmor Corporation)	Delaware
SIGMOR NUMBER 5, INC.	Texas
SIGMOR NUMBER 43, INC.	Texas
SIGMOR NUMBER 79, INC.	Texas
SIGMOR NUMBER 80, INC.	Texas
SIGMOR NUMBER 103, INC.	Texas
SIGMOR NUMBER 105, INC.	Texas

SIGMOR NUMBER 119, INC.	Texas
SIGMOR NUMBER 178, INC.	Texas
SIGMOR NUMBER 196, INC.	Texas
SIGMOR NUMBER 238, INC.	Texas
SIGMOR NUMBER 259, INC.	Texas
SIGMOR NUMBER 422, INC.	Texas
SKIPPER BEVERAGE COMPANY, LLC (formerly known as Skipper Beverage Company, Inc.)	Texas
SUNSHINE BEVERAGE CO.	Texas
THE CST FOUNDATION/LA FOUNDATION CST	Quebec
TOC-DS COMPANY	Delaware
VALLEY SHAMROCK, INC.	Texas